UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Thursday, December 29, 2016

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	333-158946	**-*******
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification №.

3091 West Tompkins Avenue, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (310) 666-0051

________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01, Entry into a Material Definitive Agreement.

On Wednesday, 16 November 2016 Sungame Corp. & Shenzhen Dlodlo New Technology Co., Ltd. ("Dlodlo") have entered into an agreement to purchase 9,000 VR headsets, as Sungame creates a new business line for VR headsets. Dlodlo and Sungame will be presenting Dlodlo's VR headsets that Sungame will be retailing at the Consumer Electronics Show in January 2017. The new VR headsets are featured online at www.freevi.com.

Date:    Thursday, 29 December 2016

/s/   Raj Ponniah
By:  Raj Ponniah
        Chief Executive Officer and Director